Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Fourth Quarter 2020 Financial Results

Announces $0.08 Net Income per Share and $0.26 Normalized FFO per Share for the Fourth Quarter of 2020

Announces Fourth Quarter Investment Activity of $208.2 million and 2020 Investment Activity of $275.5 million

Fourth Quarter and Recent Highlights:

•Reported fourth quarter 2020 total revenue of $111.4 million, an increase of 3.7% over the prior year period.
•Generated fourth quarter net income per share of $0.08 on a fully diluted basis.
•Generated fourth quarter normalized funds from operations (Normalized FFO) of $0.26 per share on a fully diluted basis.
•Completed investments of $208.2 million during the fourth quarter.
•Fourth quarter MOB Same-Store Cash Net Operating Income growth was 1.5% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the fourth quarter 2020, paid January 20, 2021.
•Sold 1,306,531 common shares pursuant to the ATM program at a weighted average price of $18.44 during the fourth quarter 2020, resulting in net proceeds of approximately $23.8 million.
•Collected 99.6% of fourth quarter rent as of February 22, 2021.
•Collected 99.3% of January rent, including 100% collection of amounts due under a deferred agreement.

Milwaukee, WI - February 25, 2021 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the fourth quarter ended December 31, 2020.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Our success in 2020 resulted from attention to our core values summarized by C.A.R.E. We Collaborate & communicate, Act with integrity, Respect the relationship, and Execute consistently. In 2020 we remained disciplined, operationally and financially, to deliver safer health care facilities for our providers and their patients, as well as safer results for our shareholders. From the onset of the pandemic through December 31, 2020 we collected cash equal to over 99% of all rent and other charges due from our tenants, culminating in the collection of 99.6% of rent due in the fourth quarter. We ended 2020 with the lowest outstanding accounts receivable balance we have ever had as a percentage of revenue and an occupancy rate of 96%, the highest of all public owners of medical office facilities. While the equity market was volatile, we ended the year with the best total shareholder return of any public REIT with a significant medical office portfolio. We believe the quality of our health care service providers, clinically and financially, was the primary reason for our solid financial results.

“With the distribution of vaccines in early 2021 and the expectation of returning to ‘normal,’ we will continue to Invest in better® with a focus on acquisitions and financing new development for growth, our commitment to ESG, and the communities we serve. We look forward to discussing fourth quarter performance, as well as our expectations for 2021 during today’s conference call,” Mr. Thomas concluded.

Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2020 was $111.4 million, an increase of 3.7% from the fourth quarter 2019. As of December 31, 2020, the portfolio was 96% leased.

Total expenses for the fourth quarter 2020 were $98.3 million, compared to total expenses of $92.4 million for the fourth quarter 2019.

Net income for the fourth quarter 2020 was $18.6 million, compared to net income of $42.8 million for the fourth quarter 2019. Net income in the fourth quarter 2019 included $27.9 million of net gains on the sale of investment properties.

Net income attributable to common shareholders for the fourth quarter 2020 was $17.7 million. Diluted earnings per share for the fourth quarter 2020 was $0.08 based on approximately 215.8 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the fourth quarter 2020 consisted of net income plus depreciation and amortization on our consolidated portfolio of $37.7 million and our unconsolidated joint ventures of $1.8 million and an impairment loss of $4.9 million. This was partially offset by a gain on sale of investment properties of $5.8 million and $0.5 million of other adjustments, resulting in $0.26 per share on a fully diluted basis. Normalized FFO had no additional adjustments and was also $56.7 million, or $0.26 per share on a fully diluted basis.

Normalized funds available for distribution (FAD) for the fourth quarter 2020, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $53.0 million.

Our MOB Same-Store portfolio, which includes 246 properties representing approximately 93% of our net leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 1.5% for the fourth quarter 2020.

Other Recent Events

Fourth Quarter Investment Activity

Since our November 6, 2020 press release and through December 31, 2020, the Company completed investments of $187.7 million as follows:

Health Center at Easton - On November 23, 2020, the Company completed the acquisition of a 40,000 square foot medical office facility in Easton, Pennsylvania, from J.G. Petrucci Company for a purchase price of approximately $15.8 million. This single-tenant facility was built in 2017 and is 100% leased to Lehigh Valley Health Network (Moody’s: ‘A2’) with a remaining term of approximately 11 years and is part of Lehigh Valley Health’s strategic initiative to consolidate community care into one central location for area residents. Onsite services include pediatrics, cardiology, imaging, and lab services. The first year unlevered yield on this investment is expected to be approximately 5.3%.

Hartford HealthCare Cancer Center - On December 8, 2020, the Company completed the acquisition of a 37,581 square foot medical office facility in Manchester, Connecticut, for a purchase price of approximately $16.9 million. This single-tenant facility was built in 2017 and is 100% leased to Hartford HealthCare (S&P: ‘A’), with a remaining lease term of approximately 12 years. This three-story cancer center offers comprehensive oncology services, cardiology services, a full pharmacy, and a rooftop terrace for patients and their families. This acquisition marks our third property in the Hartford, Connecticut metro area and the first year unlevered yield on this investment is expected to be approximately 5.5%.

Davis Joint Venture - On December 11, 2020, the Company contributed $18.3 million to acquire a 49% equity interest in Davis Medical Investors, LLC (“Davis Joint Venture”). This joint venture owns eight medical office facilities located in four states. This investment is valued at approximately $55.3 million including the Company’s pro-rata share of joint venture debt. The 309,777 square foot portfolio is 96% leased, with 100% of the square footage located in top 50 MSAs. Including fees generated from the Company’s performance of property management services on behalf of the joint venture, the first year unlevered and levered returns are expected to be 6.2% and 8.0%, respectively.

Sacred Heart Summit Medical Office and ASC - On December 18, 2020, the Company completed the acquisition of a 56,800 square foot medical office facility located in Pensacola, Florida for an aggregate purchase price of approximately $32.4 million. This investment was funded through the satisfaction of a previously outstanding construction loan of $29.1 million and additional consideration of $3.3 million consisting of an aggregate 167,779 OP Units issued by Physicians Realty L.P. (the “Operating Partnership”) valued at approximately $3.1 million on the date of issuance and $0.2 million of cash. For this investment, the Company provided funds for the initial project development with the right to purchase the facility upon completion of construction. Construction was completed in 2020 and Sacred Heart Hospital, an Ascension (Moody’s: ‘Aa2’) ministry, took occupancy and began a 100% lease of the facility with a 15-year term. This facility is predominantly clinical and procedure-focused, including a 26,000 square foot surgery center, an advanced imaging center, a women's clinic, dermatology, and internal medicine. The first year unlevered yield on this investment is expected to be approximately 6.3%.

Westerville II MOB - On December 23, 2020, the Company completed the acquisition of a 35,264 square foot medical office facility located in Westerville, Ohio for a purchase price of approximately $5.4 million. This Columbus metro area acquisition marks our second this year with The Ohio State Wexner Medical Center (Moody’s: ‘Aa1’) as the anchor tenant, furthering our strategic alliance with The Ohio State Health System. With this acquisition, we now own 11 properties in the Columbus metro area, all internally managed. The yield on this investment is 6.1%, following the completion of a first year rent abatement.

Landmark Mezzanine Loan Portfolio - During December 2020, the Company funded nine mezzanine loans with Landmark Healthcare Facilities with an aggregate value of $54.3 million. The loans have a weighted average interest rate of 7.9% and mature between 2023 and 2025. This mezzanine financing agreement will give the Company contractual rights of first offer and other potential rights to purchase each asset included in the pool once Landmark Healthcare Facilities decides to sell. These medical office facilities are primarily leased to and anchored by leading nonprofit health care systems in nine metropolitan markets totaling approximately 1.1 million rentable square feet and are 94% occupied.

The Company also funded $7.5 million of other mezzanine loans and a $0.3 million term loan.

Fourth Quarter Disposition Activity

During the fourth quarter 2020, the Company completed the disposition of two properties representing 63,782 square feet leased to Northern Ohio Medical Specialists, LLC (NOMS) for approximately $20.5 million, recognizing an aggregate gain on the sale of approximately $5.8 million, generating an unlevered IRR of 10.4%.

Fourth Quarter Capital Activity

During the fourth quarter 2020, the Company issued 1,306,531 shares pursuant to its ATM program at a weighted average price of $18.44 for net proceeds of $23.8 million.

Coronavirus (COVID-19 pandemic) Update

As of February 22, 2021, none of our facilities are closed due to the COVID-19 pandemic, and we have collected 99.6% of fourth quarter billings. Additionally, we have collected 99.3% of January rent, including all amounts due under a previously announced deferral agreement. For further detail of the impact and the Company’s response to the COVID-19 pandemic, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Other Recent Activity

Since December 31, 2020, the Company has closed on the acquisition of multiple medical condominium units for a purchase price of approximately $0.7 million and funded one mezzanine loan in Elizabeth, New Jersey for $4.8 million in connection with developing a new medical office facility anchored by Trinitas Regional Medical Center (S&P: ‘BBB’).

Atlanta Medical Condominium Investments - On January 20, 2021, the Company closed on the acquisition of multiple medical condominium units located in an Atlanta “Pill Hill” MOB at a price of approximately $0.7 million. With this purchase, the units purchased by the Company represent 25% of the larger building and are 94% occupied. The property is 105,000 square feet and consists of additional condos that the Company intends to evaluate for investment in the future.

Wesley Chapel MOB - On February 18, 2021, the Company received a signed contribution agreement for the acquisition of a newly completed medical office building located in Wesley Chapel, Florida, a submarket of Tampa-St. Petersburg, at a price of approximately $35.3 million. The property is 96,768 square feet and is currently 92% leased with a weighted average lease term of 12 years. The building is anchored by the obligated investment grade tenancy of AdventHealth (S&P: ‘AA’) and Moffitt Cancer Center (S&P: ‘A-’), leasing 82% of the property in total. The transaction is expected to close in March 2021 with a first year unlevered yield of approximately 5.4%.

On January 4, 2021, 116,110 Series A Preferred Units of the Operating Partnership issued in connection with the January 9, 2018 acquisition of the HealthEast Clinic & Specialty Center were redeemed for a total value of $25.3 million. As a result of this redemption, there are no longer any Series A Preferred Units outstanding.

Leadership Team Promotions

We are proud to announce our Board of Trustees has promoted Amy M. Hall to Senior Vice President, Leasing & Physician Strategy. Ms. Hall was recruited to the Company during a large portfolio acquisition in 2016 and since her arrival, the Company has completed over four million square feet of total leasing activity under her leadership. As a member of the Executive Leadership Team, she will be responsible for the overall direction of physician strategy, tenant retention, and portfolio utilization.

Dividend Paid

On December 18, 2020, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2020. The dividend was paid on January 20, 2021 to common shareholders and OP Unit holders of record as of the close of business on January 5, 2021.

2021 Guidance

The Company anticipates general and administrative expenses and recurring capital expenditures to be between $36 million and $38 million and $25 million and $27 million, respectively, for the year ended December 31, 2021. During 2021, assuming favorable capital market conditions, the Company expects to close between $400 million and $600 million of real estate investments, including development commitments, at cap rates of 5.0% to 6.0%.

IREM® CSP Designations Earned

The Company is proud to announce it has earned ten new IREM® Certified Sustainable Property (CSP) designations in 2020 at DOC-owned properties, reinforcing the Company’s ongoing commitment to expanding its environmental, social, and governance (ESG) practices. The IREM® CSP is a sustainability certification program that focuses on the role of exceptional real estate management through green building performance. IREM’s sustainability certification provides properties with recognition for resource efficiency and environmental initiatives. In total, the Company has earned 18 IREM CSP designations since 2019.

Conference Call Information

The Company has scheduled a conference call on Thursday, February 25, 2021, at 10:00 a.m. ET to discuss its financial performance and operating results for the fourth quarter ended December 31, 2020. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter Earnings Call or passcode: 13714384. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 25, 2021, at 1:00 p.m. ET until March 25, 2021, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13714384. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning February 25, 2021, the Company’s supplemental information package for the fourth quarter 2020 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2020, owned approximately 97.3% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental revenues	$79,084	$79,058	$314,846	$303,264
Expense recoveries	27,245	24,607	103,344	101,115
Interest income on real estate loans and other	5,116	3,752	19,315	10,902
Total revenues	111,445	107,417	437,505	415,281
Expenses:
Interest expense	13,658	16,515	57,179	65,022
General and administrative	8,198	8,341	33,763	33,099
Operating expenses	33,703	30,471	128,198	124,819
Depreciation and amortization	37,846	37,088	149,590	146,436
Impairment loss	4,872	—	4,872	—
Total expenses	98,277	92,415	373,602	369,376
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	13,168	15,002	63,903	45,905
Equity in loss of unconsolidated entities	(401)	(118)	(1,257)	(28)
Gain on sale of investment properties, net	5,842	27,867	5,842	31,309
Net income	18,609	42,751	68,488	77,186
Net income attributable to noncontrolling interests:
Operating Partnership	(492)	(1,216)	(1,797)	(2,155)
Partially owned properties (1)	(133)	(138)	(574)	(548)
Net income attributable to controlling interest	17,984	41,397	66,117	74,483
Preferred distributions	(290)	(317)	(1,241)	(1,209)
Net income attributable to common shareholders	$17,694	$41,080	$64,876	$73,274
Net income per share:
Basic	$0.08	$0.22	$0.32	$0.39
Diluted	$0.08	$0.22	$0.32	$0.39
Weighted average common shares:
Basic	208,790,315	188,767,069	204,243,768	185,770,251
Diluted	215,833,617	194,961,039	211,145,917	191,626,320

Dividends and distributions declared per common share	$0.23	$0.23	$0.92	$0.92
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2020	2019
ASSETS
Investment properties:
Land and improvements	$231,621	$225,540
Building and improvements	3,824,796	3,700,009
Tenant improvements	73,145	53,931
Acquired lease intangibles	406,935	390,450
	4,536,497	4,369,930
Accumulated depreciation	(687,554)	(540,928)
Net real estate property	3,848,943	3,829,002
Right-of-use lease assets, net	137,180	127,933
Real estate loans receivable, net	198,800	178,240
Investments in unconsolidated entities	77,755	66,137
Net real estate investments	4,262,678	4,201,312
Cash and cash equivalents	2,515	2,355
Tenant receivables, net	4,757	7,972
Other assets	144,000	134,942
Total assets	$4,413,950	$4,346,581
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$412,322	$583,323
Notes payable	968,653	967,789
Mortgage debt	57,875	83,341
Accounts payable	7,007	6,348
Dividends and distributions payable	52,116	46,272
Accrued expenses and other liabilities	91,929	81,238
Lease liabilities	74,116	63,290
Acquired lease intangibles, net	6,641	6,096
Total liabilities	1,670,659	1,837,697

Redeemable noncontrolling interests - Series A Preferred Units and partially owned properties	28,289	27,900

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 209,550,592 and 189,975,396 common shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,096	1,900
Additional paid-in capital	3,303,231	2,931,921
Accumulated deficit	(658,171)	(529,194)
Accumulated other comprehensive (loss) income	(5,859)	4,321
Total shareholders’ equity	2,641,297	2,408,948
Noncontrolling interests:
Operating Partnership	73,302	71,697
Partially owned properties	403	339
Total noncontrolling interests	73,705	72,036
Total equity	2,715,002	2,480,984
Total liabilities and equity	$4,413,950	$4,346,581

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,609	$42,751	$68,488	$77,186
Earnings per share - diluted	$0.08	$0.22	$0.32	$0.39

Net income	$18,609	$42,751	$68,488	$77,186
Net income attributable to noncontrolling interests - partially owned properties	(133)	(138)	(574)	(548)
Preferred distributions	(290)	(317)	(1,241)	(1,209)
Depreciation and amortization expense	37,747	36,996	149,208	146,072
Depreciation and amortization expense - partially owned properties	(90)	(69)	(297)	(282)
Gain on sale of investment properties, net	(5,842)	(27,867)	(5,842)	(31,309)
Impairment loss	4,872	—	4,872	—
Proportionate share of unconsolidated joint venture adjustments	1,831	715	7,063	715
FFO applicable to common shares	$56,704	$52,071	$221,677	$190,625
Net change in fair value of derivative	—	1	—	1
Net change in fair value of contingent consideration	—	(37)	(715)	(37)
Normalized FFO applicable to common shares	$56,704	$52,035	$220,962	$190,589

FFO per common share	$0.26	$0.27	$1.05	$0.99
Normalized FFO per common share	$0.26	$0.27	$1.05	$0.99

Normalized FFO applicable to common shares	$56,704	$52,035	$220,962	$190,589
Non-cash share compensation expense	3,325	2,254	12,486	10,115
Straight-line rent adjustments	(2,771)	(3,405)	(12,395)	(9,986)
Amortization of acquired above/below-market leases/assumed debt	873	910	3,462	3,485
Amortization of lease inducements	288	296	1,156	1,312
Amortization of deferred financing costs	583	610	2,372	2,416
TI/LC and recurring capital expenditures	(5,872)	(6,240)	(19,042)	(19,544)
Loan reserve adjustments	(19)	—	84	—
Proportionate share of unconsolidated joint venture adjustments	(110)	(36)	(624)	(36)
Normalized FAD applicable to common shares	$53,001	$46,424	$208,461	$178,351

Weighted average number of common shares outstanding	215,833,617	194,961,039	211,145,917	191,626,320

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,609	$42,751	$68,488	$77,186
General and administrative	8,198	8,341	33,763	33,099
Depreciation and amortization expense	37,846	37,088	149,590	146,436
Interest expense	13,658	16,515	57,179	65,022
Net change in the fair value of derivative	—	1	—	1
Gain on sale of investment properties, net	(5,842)	(27,867)	(5,842)	(31,309)
Impairment loss	4,872	—	4,872	—
Proportionate share of unconsolidated joint venture adjustments	2,790	1,048	10,458	1,048
NOI	$80,131	$77,877	$318,508	$291,483

NOI	$80,131	$77,877	$318,508	$291,483
Straight-line rent adjustments	(2,771)	(3,405)	(12,395)	(9,986)
Amortization of acquired above/below-market leases	888	925	3,524	3,547
Amortization of lease inducements	288	296	1,156	1,312
Loan reserve adjustments	(19)	—	84	—
Change in fair value of contingent consideration	—	(37)	(715)	(37)
Proportionate share of unconsolidated joint venture adjustments	(115)	(36)	(581)	(36)
Cash NOI	$78,402	$75,620	$309,581	$286,283

Cash NOI	$78,402	$75,620
Assets not held for all periods	(1,834)	(3,157)
LTACH & Hospital Cash NOI	(4,284)	(3,697)
Lease termination fees	(117)	(102)
Interest income, JV, and other	(6,434)	(3,909)
MOB Same-Store Cash NOI	$65,733	$64,755

	Three Months Ended December 31,
	2020	2019
Net income	$18,609	$42,751
Depreciation and amortization expense	37,846	37,088
Interest expense	13,658	16,515
Gain on sale of investment properties, net	(5,842)	(27,867)
Impairment loss	4,872	—
Proportionate share of unconsolidated joint venture adjustments	2,759	1,048
EBITDAre	$71,902	$69,535
Non-cash share compensation expense	3,325	2,254
Non-cash changes in fair value	—	(36)
Pursuit costs	79	—
Non-cash intangible amortization	1,162	1,207
Pro forma adjustments for investment activity	1,721	(626)
Adjusted EBITDAre	$78,189	$72,334

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures related to tenant improvements and leasing commissions, loan reserve adjustments, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments from unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.